Exhibit (a)(19)
EIGHTEENTH AMENDMENT DATED DECEMBER 10, 2014
TO JANUS ASPEN SERIES’
AMENDED AND RESTATED TRUST INSTRUMENT
DATED MARCH 18, 2003
AND AMENDED DECEMBER 29, 2005
Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended as follows below to reflect the establishment and designation of a new series, Global Bond Portfolio (“Portfolio”), and Institutional and Service Shares of such Portfolio, effective as of the date of commencement of operations of the Portfolio.
SCHEDULE A

Series of the Trust	Available Classes
Balanced Portfolio	Institutional Shares
Service Shares

Enterprise Portfolio	Institutional Shares
Service Shares

Flexible Bond Portfolio	Institutional Shares
Service Shares

Forty Portfolio	Institutional Shares
Service Shares

Global Technology Portfolio	Institutional Shares
Service Shares

Global Research Portfolio	Institutional Shares
Service Shares

Overseas Portfolio	Institutional Shares
Service Shares

Janus Portfolio	Institutional Shares
Service Shares

Janus Aspen INTECH U.S. Low Volatility Portfolio	Service Shares

Janus Aspen Perkins Mid Cap Value Portfolio	Institutional Shares
Service Shares

Janus Aspen Preservation Series – Growth	Institutional Shares
Service Shares

Global Allocation Portfolio – Moderate	Institutional Shares
Service Shares

Global Unconstrained Bond Portfolio	Institutional Shares
Service Shares

Global Bond Portfolio	Institutional Shares
Service Shares

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